INDEPENDENT
AUDITORS' REPORT
                          To the Board of
Trustees and Shareholders of the
	                       Morgan Stanley
Institutional Fund Trust:
                             In planning and
performing our audit of the financial
statements of Morgan Stanley
Institutional Fund Trust (the
"Fund") (comprising, respectively,
the Value Portfolio, Equity
Portfolio, Small Cap Value Portfolio,
Mid Cap Growth Portfolio, Mid Cap
Growth II Portfolio, Mid Cap Value
Portfolio, Small Cap Growth
Portfolio, Strategic Small Value
Portfolio, Fixed Income Portfolio,
Domestic Fixed Income Portfolio,
Fixed Income II Portfolio, Special
Purpose Fixed Income Portfolio, High
Yield Portfolio, Cash Reserves
Portfolio, Limited Duration
Portfolio, Municipal Portfolio,
Global Fixed Income Portfolio,
International Fixed Income Portfolio,
Intermediate Duration Portfolio,
Balanced Portfolio, Multi-Asset-Class
Portfolio, Advisory Foreign Fixed
Income Portfolio, Advisory Foreign
Fixed Income II Portfolio, and
Advisory Mortgage Portfolio) for the
year ended September 30, 2001 (on
which we have issued our reports each
dated November 16, 2001),  we
considered its internal control,
including control activities for
safeguarding securities, in order to
determine our auditing procedures for
the purpose of expressing our opinion
on the financial statements and to
comply with the requirements of Form
N-SAR, and not to provide assurance
on the Fund's internal control.
                          The management of
the Fund is responsible for
establishing and maintaining
internal control.  In fulfilling
this responsibility, estimates and
judgments by management are required
to assess the expected benefits and
related costs of controls.
Generally, controls that are
relevant to an audit pertain to the
entity's objective of preparing
financial statements for external
purposes that are fairly presented
in conformity with accounting
principles generally accepted in the
United States of America.  Those
controls include the safeguarding of
assets against unauthorized
acquisition, use, or disposition.
                          Because of inherent
limitations in any internal control,
misstatements due to error or fraud
may occur and not be detected.
Also, projections of any evaluation
of internal control to future
periods are subject to the risk that
the internal control may become
inadequate because of changes in
conditions or that the degree of
compliance with policies or
procedures may deteriorate.
                           Our consideration
of the Fund's internal control would
not necessarily disclose all matters
in internal control that might be
material weaknesses under standards
established by the American
Institute of Certified Public
Accountants.  A material weakness is
a condition in which the design or
operation of one or more of the
internal control components does not
reduce to a relatively low level the
risk that misstatements due to error
or fraud in amounts that would be
material in relation to the
financial statements being audited
may occur and not be detected within
a timely period by employees in the
normal course of performing their
assigned functions.  However, we
noted no matters involving the
Fund's internal control and its
operation, including controls for
safeguarding securities, that we
consider to be material weaknesses
as defined above as of September 30,
2001.
                          This report is
intended solely for the information
and use of management, the Trustees
and Shareholders of Morgan Stanley
Institutional Fund Trust, and the
Securities and Exchange Commission
and is not intended to be and should
not be used by anyone other than
these specified parties.
                          /s/ Deloitte &
Touche LLP
                          Boston,
Massachusetts
                          November 16, 2001